                                                              Exhibit 99.B(H)(9)

                                   AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                                SERVICE AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                         AND RYDEX FUND SERVICES, INC.,
                             DATED AUGUST 11, 1998,
                                   AS AMENDED

                                  AMENDMENT TO

                                SERVICE AGREEMENT

                                     BETWEEN

                              RYDEX VARIABLE TRUST

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment is made to Section 4 of the Service Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Service Agreement:

          Section 4 of the Service Agreement is amended, effective November 10, 2003, to read as follows:

          "As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series for such month:

          U.S. Government Bond Fund                                        0.20%
          U.S. Government Money Market Fund                                0.20%
          Nova Fund                                                        0.25%
          Ursa Fund                                                        0.25%
          Arktos Fund                                                      0.25%
          Juno Fund                                                        0.25%
          OTC Fund                                                         0.25%
          Titan 500 Fund                                                   0.25%
          Tempest 500 Fund                                                 0.25%
          Velocity 100 Fund                                                0.25%
          Venture 100 Fund                                                 0.25%
          [LONG TWO BETA DOW] FUND                                         0.25%
          [SHORT TWO BETA DOW] FUND                                        0.25%
          [LARGE CAP VALUE] FUND                                           0.25%
          [LARGE CAP GROWTH] FUND                                          0.25%
          [MID CAP VALUE] FUND                                             0.25%
          [MID CAP GROWTH] FUND                                            0.25%
          [SHORT MID CAP] FUND                                             0.25%
          [SMALL CAP VALUE] FUND                                           0.25%
          [SMALL CAP GROWTH] FUND                                          0.25%
          [SHORT MID CAP] FUND                                             0.25%
          Large-Cap Europe Fund                                            0.25%

          Large-Cap Japan Fund                                             0.25%
          Mekros Fund                                                      0.25%
          Mid-Cap Fund                                                     0.25%
          Medius Fund                                                      0.25%
          All-Cap Value Fund                                               0.25%
          Banking Fund                                                     0.25%
          Basic Materials Fund                                             0.25%
          Biotechnology Fund                                               0.25%
          Consumer Products Fund                                           0.25%
          Core Equity Fund                                                 0.25%
          Electronics Fund                                                 0.25%
          Energy Fund                                                      0.25%
          Energy Services Fund                                             0.25%
          Financial Services Fund                                          0.25%
          Health Care Fund                                                 0.25%
          Internet Fund                                                    0.25%
          Leisure Fund                                                     0.25%
          Precious Metals Fund                                             0.25%
          REIT Fund                                                        0.25%
          Real Estate Fund                                                 0.25%
          Retailing Fund                                                   0.25%
          Sector Rotation Fund                                             0.25%
          Technology Fund                                                  0.25%
          Telecommunications Fund                                          0.25%
          Transportation Fund                                              0.25%
          Utilities Fund                                                   0.25%
          CLS AdvisorOne Amerigo VT Fund                                   0.25%
          CLS AdvisorOne Clermont VT Fund                                  0.25%

          In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, the fees payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer."

                  ADDITIONS and [DELETIONS] are noted in BOLD.

     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 10th day of November, 2003.

                                            RYDEX VARIABLE TRUST

                                            /s/ Albert P. Viragh, Jr.
                                            ---------------------------------
                                            By:    Albert P. Viragh, Jr.
                                            Title: President


                                            RYDEX FUND SERVICES, INC.

                                            /s/ Albert P. Viragh, Jr.
                                            ---------------------------------
                                            By:    Albert P. Viragh, Jr.
                                            Title: President